                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in this Registration Statement of Telxon Corporation (the "Corporation") on Form S-8 with respect to 150,000 additional shares of the Corporation's Common Stock issuable upon the exercise of options granted under its 1990 Stock Option Plan for Non-Employee Directors, as amended, of our report dated June 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Telxon Corporation and Subsidiaries, as of March 31, 1997 and 1996 and for each of the three years in the period ended March 31, 1997, appearing on page 42 of the Annual Report of Telxon Corporation on Form 10-K for the year ended March 31, 1997 as filed with the Securities and Exchange Commission.

                                                    /s/ Coopers & Lybrand L.L.P.
                                                        Coopers & Lybrand L.L.P.
Akron, Ohio
August 5, 1997